U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2016

ONCOLOGIX TECH, INC.

(Name of Small Business Issuer as Specified in Its Charter)

Nevada	0-15482	86-1006416
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1604 W. Pinhook Rd. #200

Lafayette, LA 70508

(Address of principal executive offices)

(616) 977-9933

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Registrant’s Form 10-K, any Form 10-Q or any Form 8-K of the Registrant or any other written or oral statements made by or on behalf of the Registrant may contain forward-looking statements that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the medical device business, and the Company itself. Statements, including without limitation, those related to: future revenue, earnings, margins, growth, cash flows, operating measurements, tax rates and tax benefits; expected economic returns; projected 2013 operating results, future strength of the Company; future brand positioning; achievement of the Company vision; future marketing investments; the introduction of new lines or categories of products; future growth or success in specific countries, categories or market sectors; capital resources and market risk are forward-looking statements. In addition, words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.

Readers are cautioned not to place undue reliance on such forward-looking statements as they speak only of the Registrant’s views as of the date the statement was made. The Registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 1.01 – Entry into a Material Definitive Agreement

ITEM 5.01 – Changes in Control of Registrant

Senior Secured Credit Agreement. On January 3, 2014, Oncologix Tech, Inc. (the “Company”), together with its subsidiaries Dotolo Research Corporation and Amian Angels, Inc., entered into a Senior Secured Revolving Credit Facility Agreement with TCA Global Credit Master Fund LP (“Lender”) for a revolving credit facility of up to Four Million Dollars ($4,000,000) for working capital financing for any purposes permitted thereunder. The Company drew down $400,000 on the original credit facility and issued 20,000 shares of its Series D Convertible Preferred Stock to secure the required $150,000 in Advisory Fees and Investment Banking Fees.

Senior Secured Credit Agreement Amendment. On September 25, 2014, the Company drew down an additional loan amount of $1,200,000 used for the acquisition of Esteemcare Inc. and Affordable Medical Equipment Solutions Inc. In connection with the draw-down of the second tranche, the Company was required to incur additional Advisory Fees and Investment Banking fees of $450,000 due after twelve (12) months. This second tranche is secured by an 18.0% convertible promissory note, due in twelve months, with an extension option of an additional twelve (12) months. Repayments of interest and fees begin immediately. Principal repayments begin December 25, 2014. The Lender will hold back interest and fees of each deposit for the first three (3) months of the agreement and then an additional on-going 12.5% of deposits for principal payments beginning December 25, 2014.

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Default and Legal Actions. On January 8, 2015, the Company and TCA began discussion for the full payment of $450,000 in Investment Banking fees. Those discussions continued for sixty (60) days in which both parties agreed for the Company to provide $225,000 with both cash and execution of an equity debt exchange. On March 27, 2015, TCA filed a notice of default against the Company. On March 31, 2015, the Company signed documents agreeing to pay TCA the $225,000 as mutually agreed to resolve the default and pay all interest and principal due. TCA refused to execute the legal documents and accept the funds. On April 6, 2015, the Company paid TCA $78,000 to cure the notice of default and also pay TCA the $225,000 as mutually agreed. After the interest payment was issued to TCA, the Company was again placed into default.

After extensive contract and payment negotiations to include the payment of $78,000 and the agreed payment of the additional $225,000 which TCA refused, OCLG retained legal counsel and filed a legal Complaint as the Plaintiff in the State of Florida, 17th Circuit on May 14, 2015. The Complaint cited unfair business practices, breach of confidentiality, and evidence stating that OCLG was never in default of the Credit Agreement with TCA Global Fund. This Complaint was evidenced by numerous emails and written correspondence from TCA executive management. TCA counter sued OCLG for Default, on June 25, 2015 for the sixth time.

Senior Secured Credit Agreement – Settlement 1. After many months of on-going discussions, on February 5, 2016, the Company entered into a final settlement agreement with TCA in conjunction with an additional credit facility advance of $200,000. The Settlement Agreement calls for 18.0% interest on the outstanding principal balance. Further, the Settlement calls for weekly payments of $5,000 from March 4, 2016 to May 27, 2016. The weekly payments increase to $10,000 from June 3, 2016 to July 1, 2016. Payments after July 1, 2016 would be negotiated.

Senior Secured Credit Agreement – Settlement 2. On April 8, 2016, the Company entered into a second amendment to the Settlement agreement originally dated February 5, 2016 in conjunction with an additional credit facility advance of $375,000. The second amendment to the settlement agreement creates a twenty-four (24) month replacement Promissory Note in the amount of $2,385,115.53. The note bears interest at eighteen (18%) percent with a default interest rate of twenty four (24%) percent. As a requirement of the Settlement Agreement, the Company incurred additional Advisory Fees and Investment Banking fees of $300,000 which brings the total Advisory Fees and Investment Banking Fees to $900,000 primarily due to TCA stated defaults. Both the Company and TCA agreed to joint dismissal of their litigations against either party. The agreement requires monthly interest payments of $31,695.13 commencing on April 30, 2016 and May 31, 2016 with monthly increased principal and interest payments of $125,261.10 beginning on June 30, 2016.

Financial Controls of the Company Additional requirements of the second amendment to the Settlement Agreement requires the Company to execute an irrevocable, ACH Authorization Agreement with TCA from the Company’s primary bank accounts that allows TCA to debit, without notice to company, the required monthly principle and interest payments. Further, the Company is required to provide TCA with Administrative controls and electronic access to each of its bank accounts and the Company must notify and obtain prior approvals from TCA for all company operational activities, provide prior notifications for all payments including wire transfers, ACH’s, prior approval before issuance of employee payrolls, payroll taxes, and obtain prior approvals of payment to all creditors. Company understands that this level of financial control may constitute a change of control and TCA may be considered an affiliate pursuant to Rule 144 of the Securities Act of 1933.

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ITEM 5.02 – Departure of a Director or Certain Officers; Election of Directors

Effective April 11, 2016, Barry Griffith formally resigned as director of Oncologix Tech, Inc. There were no disagreements between Mr. Griffith and the Registrant. Mr. Griffith has reviewed this Form 8-K and approves. Effective April 11, 2016, current Chief Financial Officer, Michael A. Kramarz was appointed as a director of the Registrant.

Effective May, 2, 2016, Vickie Hart formally resigned as President of Company Health Services Division and is continuing as the President of Amian Angels, Inc.

ITEM 9.01 – Financial Statements and Exhibits

99.1	Settlement Agreement
99.2	Settlement Agreement – Amendment 1
99.3	Settlement Agreement – Amendment 2
99.4	Second Replacement Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 24, 2016

ONCOLOGIX TECH, INC.

	By:	/s/ Roy Wayne Erwin
Roy Wayne Erwin, Chief Executive Officer

	By:	/s/ Michael A. Kramarz
Michael A. Kramarz, Chief Financial Officer

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